UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

SOUTHERN CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12265 El Camino Real, Suite 210
San Diego, California	92310
(Address of Principal Executive Offices)	(Zip Code)

(844) 265-7622

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Martin as Director

Effective May 18, 2023, each of Southern California Bancorp (the “Company”) and its wholly owned subsidiary, Bank of Southern California, N.A. (the “Bank”), appointed Richard Martin as a member of its respective Board of Directors. Mr. Martin has also been appointed to the Audit and Risk Committee of the Company’s Board of Directors.

Mr. Martin, age 56, is a certified public accountant and founder or R. Martin & Associates, a certified public accounting firm founded in 2003 providing business consulting, tax, and accounting services to a broad variety of industries. Before founding R. Martin & Associates, he served for seven years as a Senior Manager at PricewaterhouseCoopers (1995 – 2000; 2001 – 2003), where he managed a group of certified public accountants and attorneys that provided clients with business consulting, tax consulting, and compliance services, including consulting on optimal business structuring, mergers and acquisitions, and accounting methods review. Prior to that, he served as a Supervising Senior Tax Specialist for public accounting firm KPMG (1990 – 1994).

Mr. Martin currently serves on the board of directors of Glendale Memorial Hospital-Dignity Health, City of Burbank Treasurer’s Oversight Committee, and the foundation board for Village Christian Schools. Additionally, he has served on the board of directors and audit committee for the Burbank YMCA and the Advisory Board for the Accounting Department of Glendale Community College. Mr. Martin served for 12 years on the board of directors of Americas United Bank (2006 – 2018), where his tenure included serving as the Chairman of the Asset and Liability Committee, as well as the Nominating Committee, and as a member of the Audit Committee. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and Latino Deal Makers.

Mr. Martin will be entitled to the same compensation as is provided to the other non-employee directors of the Company and the Bank. A description of this compensation is set forth under the heading “Director Compensation” in the Company’s Registration Statement on Form 10, as amended, and is incorporated herein by reference.

Mr. Martin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no arrangement or understanding with any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Martin and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Martin is expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreement is not intended to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached at Exhibit 10.1 to this report and is incorporated herein by reference.

Retirement of Chief Credit Officer Anne Williams

On May 18, 2023, Anne Williams notified the Company that she will retire from her position as Executive Vice President and Chief Credit Officer of the Bank, effective as of May 31, 2023. She will continue to serve on the Board of Directors of each of the Company and the Bank.

As a non-employee director, Ms. Williams will be entitled to the same compensation as is provided to the other non-employee directors of the Company and the Bank. A description of this compensation is set forth under the heading “Director Compensation” in the Company’s Registration Statement on Form 10, as amended, and is incorporated herein by reference. In addition, any equity awards held by Ms. Williams will vest for the remainder of their original terms.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement by and between Southern California Bancorp and its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on April 6, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA BANCORP

Date: May 24, 2023	By:	/s/ DAVID I. RAINER
David I. Rainer
Chief Executive Officer